UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 15, 2016

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 15, 2016, Finisar Corporation (the “Company”) issued a press release (the “Launch Press Release”) announcing a proposed offering (the “Offering”), subject to market conditions and other factors, of $450.0 million aggregate principal amount of convertible senior notes due 2036 (the “Notes”) of the Company in a private placement.

On December 16, 2016, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering and an upsize to $500.0 million aggregate principal amount of the Notes.

Copies of the Launch Press Release and Pricing Press Release are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                        Launch Press Release, dated December 15, 2016.

99.2                        Pricing Press Release, dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016

Finisar Corporation

By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Launch Press Release, dated December 15, 2016.

99.2	Pricing Press Release, dated December 16, 2016.